UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                    Schedule 14A Information

   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934





       RELATING TO SPECIAL MEETING OF THE SHAREHOLDERS OF

                      CLASSIFIED ONLINE.COM
                 (F/K/A FUJI ELECTROCELL CORP.)
     (Exact name of registrant as specified in its charter)





Nevada                                            33-0199082
(State of organization)    (IRS Employer Identification No.)

1839 S.E. Port Saint Lucie Blvd., Port Saint Lucie, FL 34952
(Address of principal executive offices)

Registrant's telephone number, including area code (561) 337-9999

Registrant's Attorney: Daniel G. Chapman, Esq., 2080 E. Flamingo
Road, Suite 112, Las Vegas, NV 89119
(702) 650-5660

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [  ]

     [X] No fee required.

     [  ] Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
     [X] Definitive Proxy Statement
     [  ] Definitive Additional Materials
     [  ] Soliciting Material Pursuant to  240.14a-11(c) or
     240.14a-12

PROXY STATEMENT TO BE MAILED TO SHAREHOLDERS ON August 26, 1999.

Date, Time, and Place Information

  The meeting of shareholders will be held on September 21, 1999, at 9:00 a.m. at the Holiday Inn located at 10120 S. Federal Hwy, Port St. Lucie, FL 34952. All shareholders of record on August 20, 1999, may attend and vote in person or by proxy.

The   Proxy  Statement  shall  be  mailed  August  26,  1999   to
  shareholders of record on August 20, 1999.

The next annual meeting of the Company is scheduled for September
  19, 2000. Any shareholder is permitted to present a proposal to be voted upon at that meeting. Any such proposal must be received by the Company no later than May 22, 2000 (120 days before the meeting) .If the date of the annual meeting is advanced by more than 30 calendar days or delayed by more than 90 calendar days from the above meeting date, the Company shall, in a timely manner, inform all shareholders of the changed meeting date and of the date by which such proposals must be received.

Revocability of Proxy

Any and all proxies given by shareholders may be revoked by (i) letter or facsimile, with the signature of the shareholder, addressed to the Secretary of the Company, specifically revoking the proxy, or (ii) a properly created proxy bearing a later date. Any correspondence revoking a proxy is subject to the same delivery requirements as the original proxy was subject to. A revocation that is not timely received shall not be taken into account, and the original proxy shall be counted. Neither attendance at the meeting nor voting at the meeting shall revoke the proxy.

     N/A

  Persons Making the Solicitation

The proxy is being solicited by the Company's Board of Directors.

     N/A

  Voting Securities and Principal Holders Thereof

Each shareholder is entitled to one vote for each share owned by him or her. There is one class of voting stock, with a total of 10,000,369 shares outstanding, representing 10,000,369 votes.
Owners of shares, as listed on the books of the Company as of August 20, 1999, shall be entitled to vote their shares either in person or by proxy.

The following individuals own, either as an individual or beneficially, more than 5% of the total outstanding stock.



Name and Address of    Amount and Nature    Percent of Class
Beneficial Owner       of Beneficial
                       Ownership
Richard J. Oldfield    4,806,777            48.07%
1839 S.E. Port Saint
Lucie Blvd.
Port Saint Lucie, FL
34952
Alan Kipnis            1,000,001            10.00%
1839 S.E. Port Saint
Lucie Blvd.
Port Saint Lucie, FL
34952
James Blake            500,000              5.00%
1839 S.E. Port Saint
Lucie Blvd.
Port Saint Lucie, FL
34952
Steve Tierney          1,000,000            10.00%
1839 S.E. Port Saint
Lucie Blvd.
Port Saint Lucie, FL
34952
Michael J. Lates       1,500,000            15.00%
1839 S.E. Port Saint
Lucie Blvd.
Port Saint Lucie, FL
34952
Officers and Directors 7,806,778            78.06%
as a group (4
individuals)

The following table lists the holdings of the officers and directors of the Company.



Name and Address of    Amount and Nature    Percent of Class
Beneficial Owner       of Beneficial
                       Ownership
Richard J. Oldfield    4,806,777            48.07%
1839 S.E. Port Saint
Lucie Blvd.
Port Saint Lucie, FL
34952
Alan Kipnis            1,000,001            10.00%
1839 S.E. Port Saint
Lucie Blvd.
Port Saint Lucie, FL
34952
James Blake            500,000              5.00%
1839 S.E. Port Saint
Lucie Blvd.
Port Saint Lucie, FL
34952
Michael J. Lates       1,500,000            15.00%
1839 S.E. Port Saint
Lucie Blvd.
Port Saint Lucie, FL
34952

Note that Mr. Oldfield and Mr. Lates have been granted two options each; one, which will expire in June 2002, allows each of them to purchase up to one million (1,000,000) shares of the company's common stock at a price of $2.50; the other, which will expire in June 2001, allows each of them to purchase up to one million (1,000,000) shares each of the company's common stock at a price of $2.00. These options are granted as compensation for their work on behalf of the Company. If these options were exercised, Mr. Oldfield's ownership would increase to 48.62%, while Mr. Lates' would increase to 25%. In such event, the ownership of Messrs. Kipnis, Blake, and Tierney would decrease to 7.14%, 3.57%, and 7.14% respectively, and the officers and directors would own 84.33% of the Company's common stock.

Directors and Executive Officers

The following individuals are members of the Company's Board of Directors. They each serve until the next annual meeting of shareholders, at which time new Directors will be elected. There are no legal proceedings, in which any director, officer, or affiliate of the Company, or any holder of more than 5% of the Company's common stock, is a party adverse to the interests of the Company. The Board has no standing committees of any kind.

Richard J. Oldfield, President

Mr. Oldfield, age 50, is the President and a Director of the Company, and has been since April, 1998. Mr. Oldfield has served as President of Treasure Coast Mortgage since 1987. Prior to his tenure with Treasure Coast Mortgage, Mr. Oldfield was a successful real estate broker, working with Walter Mortgage from 1985 to 1987, Draizin Realty from 1984 to 1985, Tardiff Realty from 1982 to 1983, and Kenny Rogers Realty from 1981 to 1982. Prior to that time he worked as a commercial fisherman from 1974 to 1980. He was a dean's list student at Broward Community College, where he attended at various times from 1967-1974, and was a sergeant in the U.S. army from 1968 to 1970, where he received the Bronze Star.

James Blake, Secretary/Treasurer

Mr. Blake is the Secretary and Treasurer of the Company, and has served in those positions since April, 1998. Mr. Blake has served as President of American International Square, Ltd. since February, 1996. From March, 1989 through November, 1991, he was the Secretary of Taj & Blake International Trading Company. Both of these companies were general trading entities which located goods manufactured in the United States for overseas buyers. Mr. Blake is a member of Who's Who in Finance and Industry, and has received the "Good Citizenship Award" from the Daughters of the American Revolution, and the "God and Country Award" from the Boy Scouts of America.

Alan Kipnis, Director

Mr. Kipnis, age 50, is a Principal of Lee & Associates Commercial Real Estate Services - Los Angeles North, Inc. (a member of the Lee & Associates Group of Companies.) Prior to Lee & Associates, Mr. Kipnis was First Vice President with CB Commercial Real Estate Group (Coldwell Banker) for 18 years in Industrial/Office Sales and Leasing in the San Fernando Valley area of Los Angeles. Prior to that, he was President of Marketing for CPI Business Systems, and worked as Marketing Representative for IBM for eight years. He is a member of the American Industrial Real Estate Association (AIR). Mr. Kipnis earned a Bachelors Degree in Mathematics from UCLA in 1969, and a Masters in Business from UCLA in 1971.

Michael J. Lates, Director

Michael Lates, age 28, is currently the President of the Patriot Computer Systems Inc. Since November 1989, he has been in the U.S. Army as a Staff Sergeant; Network Switching Systems Operator/Maintainer; he is now a supervisor. From September to November 1989, he worked for Miller Filmore Hospital in Computer Operations.

During 1999, the Company's predecessor, Fuji Electrocell Corp., entered into a stock exchange agreement with Classified OnLine.Com, a company in which Mr. Oldfield held over 55% of the common stock, Mr. Lates owned over 16% of the stock, and together with Mr. Kipnis, who owned just under 10%, comprised the Board of Directors. Mr. Lates and Mr. Oldfield had started Classified OnLine.Com. Mr. Lates contributed the technological ability to create the web-site. The Exchange Agreement by which Fuji acquired Classified OnLine.Com, was approved by the boards of both companies, and by the shareholders of each, in accordance with Nevada law.

Also during 1999, Mr. Steven Hocke resigned as a Director of Fuji Electrocell Corp. He was replaced on the board by Mr. Lates, who was then appointed as Vice President and given the task of identifying internet-type business for the company to enter into a business combination with.

     Compensation of Directors and Executive Officers

None of the Company's officers and directors are compensated for their work on the Company's behalf. During 1999, Mr. Lates and Mr. Oldfield were each granted two options, one, to purchase up to one million shares of the Company's common stock during the next three years at a price of $2.50 per share and, the other, to purchase one million shares of the Company's stock during the next two years at a price of $2.00 per share. During 1999, James Blake, the Company's treasurer, and Michael Lates, were each given common stock as partial compensation for their past and future compensation on the Company's behalf. Post-exchange, this totals 500,000 shares for Mr. Blake, 1,500,000 shares for Mr. Lates. Mr. Kipnis received a total of 786,090 shares for his work in setting up Classified OnLine.Com. No stock or options were granted during the period 1996-1998.

ITEM 9 through ITEM 20.  Not Applicable

ITEM 21.  Vote Required for Approval

Each shareholder is entitled to one vote (for or against each director standing for election) for each share he or she held of record on August 20, 1999. In order to be elected, each director must obtain a majority of the votes cast, either in-person or by proxy, at the annual meeting, provided that a quorum (a majority of the issued and outstanding shares of common stock) are present at the meeting, either in-person or by proxy.

     N/A

                           SIGNATURES

Pursuant  to  the  requirements of Section 12 of  the  Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           Classified OnLine.Com



                           By:  /s/ Richard J. Oldfield
                              Richard J. Oldfield, President

     PROXY CARD FOR CLASSIFIEDONLINE.COM (the "Corporation")

This proxy is solicited on behalf of the Board of Directors of the Corporation for the Annual Meeting of Shareholders to be held on September 21, 1999. The Board of Directors recommends a vote
"FOR" the following:

Election of Directors:

     To elect Richard J. Oldfield to the Board of Directors of the Corporation

            FOR        AGAINST       ABSTAIN

     To elect Alan R. Kipnis to the Board of Directors of the Corporation

            FOR        AGAINST       ABSTAIN

     To elect Michael J. Lates to the Board of Directors of the Corporation

            FOR        AGAINST       ABSTAIN

Votes MUST be indicated by placing an "X" in one of the above boxes for each nominee using black or blue ink. The undersigned hereby appoints Richard J. Oldfield, proxy, with full power of substitution, to vote all shares of Common Stock of the undersigned in the Corporation at the Annual Meeting of
Shareholders to be held on September 21, 1998, and at any adjournment thereof, upon all subjects that may properly come before the meeting. IF SPECIFIC DIRECTIONS ARE NOT GIVEN WITH RESPECT TO ANY MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING AND THIS PROXY CARD IS SIGNED AND RETURNED, THE PROXY WILL VOTE IN ACCORDANCE WITH THE ABOVE RECOMMENDATION AND ON ANY MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Please date and sign exactly as your name or names appear on this proxy card. If the shares are held jointly, each shareholder should sign. If signing as an executor, trustee, administrator, custodian, guardian, corporate officer, or pursuant to a power of attorney, please so indicate below.



Dated:                By:

                      Print Name:


     Check this box if you have either a change of address or comments, and please note the same on this proxy card.